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                                                                     EXHIBIT 5.1

                               October 10, 2000

Spiegel Credit Corporation III
400 West 9th Street
Suite 101-B
Wilmington, Delaware 19810

         Re: Spiegel Credit Card Master Note Trust

Ladies and Gentlemen:

          We have acted as special counsel for Spiegel Credit Corporation III, a Delaware corporation ("SCCIII"), in connection with the filing by SCCIII, as co-registrant, and on behalf of Spiegel Credit Card Master Note Trust (the "Trust") and Spiegel Master Trust ("SMT"), as co-registrant, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-39062. as amended (the "Registration Statement"), filed by SCCIII and SMT under the Act, registering asset-backed notes secured by receivables in a portfolio of private label retail credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement and a related Indenture Supplement (the "Indenture Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.

         We have examined executed copies of the Registration Statement and forms of the Master Indenture, Indenture Supplement, and Transfer and Servicing Agreement attached
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Spiegel Credit Corporation III
October 10, 2000
Page 2

thereto. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of SCCIII.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, assuming the issuance and sale of the Notes, and the receipt by the Trust of payment therefor as contemplated in the Registration Statement, such Notes will be fully paid, nonassessable and validly issued, and will constitute binding obligations of the Trust.

         Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the law of the State of Illinois, the General Corporation Law of Delaware and the Federal law of the United States.

         This Firm hereby consents to such use of its name in the Registration Statement and such related prospectus, including any amendments or supplements thereto, and to the filing of this opinion as an exhibit thereto. In giving this consent, this Firm does not hereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                       Very truly yours,

                                                       Rooks, Pitts and Poust